QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 12, 2009, relating to the financial statements of Rio Tinto Energy America Inc. and Cloud Peak Energy Inc., which appear in Cloud Peak Energy Inc's prospectus filed pursuant to 424(b) in connection with its Registration Statement on Form S-1 on November 23, 2009.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
November 23, 2009

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM